Exhibit 5.1

[Letterhead of Richards, Layton & Finger, P.A.]

January 17, 2013

KKR Financial Holdings LLC

555 California Street, 50th Floor

San Francisco, California 94104

Re:                             KKR Financial Holdings LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel for KKR Financial Holdings LLC, a Delaware limited liability company (the “Company”), in connection with the matters set forth herein.  At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)                                 The Certificate of Formation of the Company, dated January 17, 2007 (the “LLC Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on January 17, 2007;

(b)                                 The Operating Agreement of the Company, dated as of January 17, 2007, entered into by KKR Financial Corp., as the sole member of the Company (the “Initial Member”);

(c)                                  The Amended and Restated Operating Agreement of the Company, dated as of May 3, 2007, as amended effective March 24, 2009, among KKR Financial Advisors LLC (the “Manager”), the Initial Member, and the other Persons who become members in the Company, as further amended by Amendment No. 1 thereto, dated as of February 28, 2010, as further amended by Amendment No. 2 thereto, effective as of January 10, 2013, and as further amended by the Share Designation relating to the Securities (as defined below), effective as of January 17, 2013 (the “Share Designation”) (as so amended, the “Operating Agreement”);

(d)                                 Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-167479), as filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2011 (excluding the exhibits thereto) (the “Registration Statement”), including a related prospectus, dated November 7, 2011 (the “Base Prospectus”), relating to the registration of, among other securities, preferred shares representing limited liability company interests in the Company (each, a “Preferred Share” and collectively, the “Preferred Shares”);

(e)                                  The Preliminary Prospectus Supplement to the Base Prospectus, dated January 10, 2013, as filed with the Commission on January 10, 2013 (the “Preliminary Prospectus Supplement”), relating to the issuance of the Securities;

(f)                                   The Prospectus Supplement to the Base Prospectus, dated January 10, 2013, as filed with the Commission on January 11, 2013 (the “Prospectus Supplement”), relating to the issuance of the Securities;

(g)                                  The Resolutions of the Board of Directors of the Company (the “Board”), adopted by the Board at a meeting of the Board on October 25, 2012 (the “Board Resolutions”), relating to the authorization of the Securities;

(h)                                 The Resolutions of the Pricing Committee of the Board, adopted by the Pricing Committee of the Board at a meeting of the Pricing Committee of the Board on January 10, 2013 (the “Underwriting Agreement Pricing Committee Resolutions”), relating to the offering, issuance and sale of the Securities and the approval of the Underwriters (as defined below) and the Underwriting Agreement (as defined below);

(i)                                     The Resolutions of the Pricing Committee of the Board, adopted by the Pricing Committee of the Board at a meeting of the Pricing Committee of the Board on January 16, 2013 (the “Share Designation Pricing Committee Resolutions”, and together with the Underwriting Agreement Pricing Committee Resolutions, the “Pricing Committee Resolutions”), relating to the approval of the Share Designation;

(j)                                    The Underwriting Agreement, dated January 10, 2013 (the “Underwriting Agreement”), by the Company and the Manager, and accepted by Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, for themselves and on behalf of the several underwriters listed on Schedule 1 thereto (collectively, the “Underwriters”), relating to the issuance and sale by the Company to the Underwriters of an aggregate of 13,000,000 shares of the Company’s 7.375%% Series A LLC Preferred Shares, no par value, representing preferred limited liability company interests in the Company (the “Underwritten Securities”), and an option for the Underwriters to purchase from the Company up to an additional 1,950,000 shares of the Company’s 7.375% Series A LLC Preferred Shares, no par value, representing preferred limited liability company interests in the Company (the “Option Securities”, and together with the Underwritten Securities, the “Securities”); and

(k)                                 A Certificate of Good Standing for the Company, dated January 16, 2013, obtained from the Secretary of State.

Capitalized terms used herein and not otherwise defined are used as defined in the Operating Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (k) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (k) above) that is referred to in or incorporated by reference into the documents reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Operating Agreement and the LLC Certificate are in full force and effect and have not been amended as of the date hereof, (ii) that the Operating Agreement, the LLC Certificate, the Underwriting Agreement, the Board Resolutions and the Pricing Committee Resolutions will be in full force and effect and will not have been amended at any time Securities are issued by the Company, (iii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) that each of the parties to the documents examined by us (other than the Company) has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) that each of the parties to the documents examined by us (other than the Company) has duly authorized, executed and delivered such documents, (vii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of such document prior to its amendment or restatement from time to time, (viii) that the Securities will be represented by one or more Certificates in accordance with the Operating Agreement and the Underwriting Agreement, (ix) that the books and records of the Company will set forth all information required by the Operating Agreement and the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), including all information with respect to each holder of a Security (each a “Security Holder”, and collectively the “Security Holders”) and their contributions or deemed contributions, if any, to the Company, (x) the payment by each Security Holder of the full consideration due from it for the Securities acquired by it, (xi) that the Securities are offered, issued and sold to the Security Holders in accordance with the Operating Agreement, the Underwriting Agreement, the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement, (xii) that the Security Holders will fulfill all of their obligations set forth in the Operating Agreement, and (xiii) that upon the issuance of the Securities pursuant to the Underwriting Agreement and the Operating Agreement the total number of Preferred Shares issued or reserved for issuance by the Company will not exceed 50,000,000.  We have not participated in the preparation of the Registration Statement, the Base

Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement and assume no responsibility for their contents, other than this opinion.

This opinion is limited to the laws of the State of Delaware (excluding the securities, blue sky and tax laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.                                      The Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

2.                                      When issued and delivered to and paid for by the Underwriters in accordance with the provisions of the Underwriting Agreement and the Operating Agreement, the Securities will be validly issued, fully paid and nonassessable limited liability company interests in the Company.  We note, however, that a Security Holder may be obligated to repay any funds wrongfully distributed to it by the Company.

We consent to the filing of this opinion with the Commission as an exhibit to the current report on Form 8-K filed by the Company on the date hereof.  In addition, we hereby consent to the use of our name under the heading “Legal Matters” in the Preliminary Prospectus Supplement and the Prospectus Supplement.  In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.  Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.